UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
November 17, 2009
Date of Report (Date of earliest event reported)
NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7909 Parkwood Circle Dr.
Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 17, 2009, National Oilwell Varco, Inc. announced that the board of directors declared a special one-time cash dividend of $1.00 per share of common stock to its stockholders and the commencement of a regular cash dividend of $0.10 per share of common stock on a quarterly basis, each of which shall be payable on December 16, 2009 to stockholders of record as of December 2, 2009. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
The following exhibit is provided as part of the information furnished under Item 8.01 of this Current Report on Form 8-K:
99.1	National Oilwell Varco, Inc. press release dated November 17, 2009 announcing special one-time cash dividend and commencement of a regular quarterly cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009	NATIONAL OILWELL VARCO, INC.
/s/ Raymond W. Chang
Raymond W. Chang
Vice President

Index to Exhibits
99.1 National Oilwell Varco, Inc. press release dated November 17, 2009 announcing special one-time cash dividend and commencement of a regular quarterly cash dividend.